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                                                                    EXHIBIT 99.1

                                              NEWS RELEASE

[WILTEL COMMUNICATIONS LOGO]

Date:          Oct. 31, 2002

Contact:       Lindsay Hurley Fick
               WilTel Communications
               918-547-3773
               lindsay.hurley.fick@wcg.com


WILTEL COMMUNICATIONS NAMES JEFF STOREY TO SUCCEED HOWARD JANZEN AS CHIEF EXECUTIVE OFFICER

   TULSA, Okla. - WilTel Communications, Inc. (OTCBB: WTELV), today announced that its board of directors will select Jeffrey K. Storey to serve as president and chief executive officer. Mr. Storey will also serve as a member of the board of directors.

   The board announced it is very pleased with the leadership, operational expertise and customer focus that Mr. Storey brings to the position. The board is very confident in his ability to execute the company's business strategy while maintaining WilTel's legacy of operational and customer excellence.

   Mr. Storey previously served as senior vice president and chief operating officer of the Williams network, a unit of Williams Communications, Inc. In that position he was responsible for all engineering and network operations, including network planning, field operations, and customer service. Storey has 20 years of industry experience including management positions at Cox Communications, Southwestern Bell, and Bell Communications Research.

ABOUT WILTEL COMMUNICATIONS (FORMERLY WILLIAMS COMMUNICATIONS)

WilTel Communications (OTCBB: WTELV) provides data, voice and media transport solutions to a growing carrier-class customer base with complex communications needs. Such customers include leading global telecommunications and media and entertainment companies - companies where bandwidth is either their primary business or a core component of the products and services they deliver. WilTel's advanced network infrastructure reaches border-to-border and coast-to-coast with international connectivity to accommodate global traffic. For more detailed information, visit www.wiltelcommunications.com.

This press release may contain "forward-looking statements" as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe


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harbor" protections provided under the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update those statements to reflect actual results, changes in assumptions and other factors. The forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. Those factors include WilTel's ability to obtain requisite FCC approvals. Additional information that could lead to material changes in performance is contained in filings with the Securities and Exchange Commission made by the Company.

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